SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2004

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Item 5 – Other Events.

     On August 2, 2004, Standard Management Corporation released the attached press release to announce entering into a definitive agreement for the acquisition of SVS Vision Holding Company from Penman Private Equity & Mezzanine Fund, L.P. The press release is attached to this Report as Exhibit 99.1.

Item 7 – Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed with this Report:

99.1 — Press Release of Standard Management Corporation (August 2, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: August 3, 2004